EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT


                                            State or Other
                                            Jurisdiction of                                      Names Under Which
                                           Incorporation or                                       Subsidiary Does
         Name of Subsidiary                  Organization             Ownership Interest              Business
         ------------------                  ------------             ------------------              --------

Northern Instruments Corporation, LLC          Ohio                        100%                      Same
